Exhibit 99.2

                                    FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           December 31, 2002
                          ------------------------------------------------------
                                                         OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                    to
                               -------------------  ---------------------------
Commission file number             1-10312
                      ----------------------------------------------------------




              SYNOVUS FINANCIAL CORP. DIRECTOR STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-5220















                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2002, 2001, and 2000

                   (With Independent Auditors' Report Thereon)




                          INDEPENDENT AUDITORS' REPORT

The Plan Administrator
Synovus Financial Corp. Director
  Stock Purchase Plan:

We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2002 and 2001, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2002 and 2001, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

April 11, 2003
                                           /s/KPMG LLP



                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 2002 and 2001

                                                                        2002             2001
                                                                     ------------     ------------
                          ASSETS

Common stock of Synovus Financial Corp. at market value -
  2,506,568 shares (cost $22,782,686) in 2002 and
  2,466,983 shares (cost $19,655,351) in 2001 (note 2)               $ 48,627,422       61,797,927
Dividends receivable                                                      356,126          302,722
                                                                     ------------     ------------
                                                                     $ 48,983,548       62,100,649
                                                                     ============     ============
                LIABILITIES AND PLAN EQUITY

Plan equity (567 and 539 participants in 2002 and 2001,
  respectively)                                                      $ 48,983,548       62,100,649
                                                                     ============     ============

See accompanying notes to financial statements.

                                        2


                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity

                  Years ended December 31, 2002, 2001, and 2000

                                                           2002            2001           2000
                                                       -------------   ------------   ------------
Dividend income                                        $   1,416,585      1,260,072      1,223,597
Realized gain on distributions to participants
  (note 5)                                                 2,566,158      7,142,245     11,976,879
Unrealized (depreciation) appreciation of common
  stock of Synovus Financial Corp. (note 4)              (16,297,840)   (11,790,479)     5,593,136
Contributions (notes 1 and 3):
  Participants                                             2,147,462      2,154,189      1,894,675
  Synovus Financial Corp. and participating
    subsidiaries                                           1,073,731      1,077,111        946,468
                                                       -------------   ------------   ------------
                                                          (9,093,904)      (156,862)    21,634,755

Withdrawals by participants - common stock
  of Synovus Financial Corp. at market value
  (167,638 shares in 2002, 356,420 shares
  in 2001, and 977,291 shares in 2000) (note 5)           (4,023,197)    (9,715,476)   (17,933,043)
                                                       -------------   ------------   ------------
             (Decrease) increase in Plan equity
                for the year                             (13,117,101)    (9,872,338)     3,701,712

Plan equity at beginning of year                          62,100,649     71,972,987     68,271,275
                                                       -------------   ------------   ------------
Plan equity at end of year                             $  48,983,548     62,100,649     71,972,987
                                                       =============   ============   ============


See accompanying notes to financial statements.

                                        3


                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2002, 2001, and 2000

(1)    DESCRIPTION OF THE PLAN

       The Synovus Financial Corp. Director Stock Purchase Plan (the Plan) was implemented as of January 1, 1985. The Plan is designed to enable participating Synovus Financial Corp. (Synovus) and subsidiaries' directors to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and participating subsidiaries (the Participating Companies).

       Synovus serves as the plan administrator. Prior to August 1, 2002, the Plan agent was State Street Bank and Trust Company. Effective August 1, 2002, the Plan agent is Mellon Investor Services, LLC, hereafter referred to as "Agent."

       Any person who currently serves or in the future is elected to serve as a member, advisory member, or emeritus member of the board of directors of any of the Participating Companies is eligible to participate in the Plan. Participants may contribute to the Plan only through automatic transfers of contributions from their designated demand deposit accounts. Participant contributions by directors of subsidiaries may not exceed $1,000 per calendar quarter. Contributions by directors of Synovus may not exceed $5,000 per calendar quarter. Matching contributions to the Plan are to be made by the Participating Companies in an amount equal to one-half of each participant's contribution. All contributions to the Plan vest immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that each participant may withdraw at any time all or part of the full number of shares in his account balance. The participant may elect to receive the proceeds in the form of shares of common stock of Synovus or in a lump-sum cash distribution.

       The Plan provides that upon termination of participation in the Plan, each former participant will receive, at his discretion, the full number of shares of Synovus common stock held on his behalf by the Agent, together with a check for any fractional share interest, or a lump-sum cash distribution for the proceeds of the sale of all shares held by the Agent on his behalf. A participant who terminates his participation in the Plan may not reenter the Plan until the expiration of a six-month waiting period.

       Participation in the Plan shall automatically terminate upon termination of a participant's status as a board of directors member whether by death, retirement, resignation, or otherwise.

       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or the Participating Companies prior to the date of such amendment or termination.

       Synovus reserves the right to suspend Participating Company contributions to the Plan if its board of directors feels that Synovus' financial condition warrants such action.

                                                                     (Continued)

                                        4


                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2002, 2001, and 2000

(2)    SUMMARY OF ACCOUNTING POLICIES

       The investment in Synovus common stock is stated at market value, which is based on the closing price at year-end obtained by using market quotations on the principal public exchange market for which such security is traded. The December 31, 2002 and 2001 market values were $19.40 and $25.05 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       Contributions by participants and Participating Companies, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by the participating company. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                                                     (Continued)

                                        5


                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2002, 2001, and 2000

(3)    CONTRIBUTIONS

       Contributions by Participating Companies and by participants are as follows:

                                                     2002                           2001                          2000
                                         ----------------------------   ----------------------------   -----------------------------
                                         PARTICIPATING                  PARTICIPATING                  PARTICIPATING
      PARTICIPATING COMPANY                COMPANIES     PARTICIPANTS     COMPANIES     PARTICIPANTS     COMPANIES     PARTICIPANTS
---------------------------------------  -------------   ------------   -------------   ------------   -------------   ------------
Synovus Financial Corp.                  $     149,667       299,334        168,334        336,667         69,000          138,000
Columbus Bank and Trust Company                 83,000       166,000         88,668         77,332         90,668          181,499
Commercial Bank and Trust
   Company of Troup County                      28,667        57,334         28,667         57,333         28,667           57,333
Commercial Bank of Thomasville                  24,000        48,000         24,000         48,000         23,000           46,000
Security Bank and Trust Company of
   Albany                                       36,000        72,000         39,000         78,000         38,667           77,333
Sumter Bank and Trust Company                   24,000        48,000         21,000         42,000         22,667           45,333
The Coastal Bank of Georgia                     42,000        84,000         37,834         75,666         37,334           74,666
First State Bank and Trust Company              29,000        58,000         26,000         52,000         23,000           46,000
Bank of Hazlehurst                              15,000        30,000         16,000         32,000         13,833           27,667
Cohutta Banking Company                         12,722        25,444         13,334         26,666         13,333           26,667
Bank of Coweta                                  22,000        44,000         25,500         51,000         25,000           50,000
Citizens Bank and Trust of West Georgia         35,334        70,668         38,556         77,111         39,334           78,666
First Community Bank of Tifton                  22,500        45,000         21,000         41,999         24,000           48,000
The Quincy State Bank                           24,166        48,332         27,334         54,666         22,834           45,666
Community Bank & Trust of Southeast
   Alabama                                      19,500        39,000         16,500         33,000         14,500           29,000
CB&T Bank of Middle Georgia                     26,833        53,667         25,667         51,333         24,778           49,555
First Coast Community Bank                      16,608        33,217         17,834         35,666         17,334           34,666
CB&T Bank of Russell County                     11,833        23,667         12,112         24,222         12,890           25,778
Sea Island Bank                                 24,167        48,333         24,667         49,333         24,945           49,889
Citizens First Bank                             22,000        44,000         22,834         45,666         23,000           46,000
Athens First Bank and Trust Co.                 21,500        43,000         24,000         48,000         22,500           45,000
Vanguard Bank and Trust                         22,000        44,000         18,500         37,000         20,000           40,000
Bank of Pensacola                               40,000        80,000         22,556         45,111         19,833           39,667
First Commercial Bank of Birmingham             27,667        55,333         24,667         49,333         24,000           48,000
The Bank of Tuscaloosa                          40,167        80,333         39,000         78,000         36,001           72,000
Sterling Bank                                   24,667        49,333         24,000         47,999         22,500           45,000
First National Bank of Jasper                   22,667        45,333         22,667         45,333         22,278           44,555
First Commercial Bank of Huntsville             27,056        54,112         25,334         50,666         24,834           49,666
Tallahassee State Bank                          11,833        23,667         10,000         20,000         10,667           21,333
Peachtree National Bank                         27,000        54,000         25,000         50,000         26,000           52,000
Citizens Bank of Fort Valley                    12,500        25,000         10,667         21,333         10,667           21,333
The Citizens Bank of Cochran                     8,167        16,333          8,278         16,555          4,055            8,111
Charter Bank and Trust Co.                      17,000        34,000         15,667         31,333         12,000           24,000
Citizens & Merchants State Bank                 16,000        32,000         24,500         49,000         23,667           47,333
The National Bank of South Carolina             36,166        72,333         37,667         75,333         37,000           74,000
Bank of North Georgia                           41,844        83,689         41,100         82,200         34,167           68,333
Georgia Bank & Trust                             7,000        14,000          6,667         13,333          5,515           12,626
Synovus Trust Company                            1,500         3,000          2,000          4,000          2,000            4,000
                                         -------------     ---------      ---------      ---------        -------        ---------
         Total contributions             $   1,073,731     2,147,462      1,077,111      2,154,189        946,468        1,894,675
                                         =============     =========      =========      =========        =======        =========

                                                                     (Continued)

                                        6


                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                         Notes to Financial Statements

                       December 31, 2002, 2001, and 2000


(4)    Unrealized (Depreciation) Appreciation of Synovus Common Stock

       Changes in unrealized (depreciation) appreciation of Synovus common stock are as follows:

                                                2002           2001          2000
                                            -------------   -----------   ----------
Unrealized appreciation at end of year      $  25,844,736    42,142,576   53,933,055
Unrealized appreciation at beginning
  of year                                      42,142,576    53,933,055   48,339,919
                                            -------------   -----------   ----------
Unrealized appreciation (depreciation)
  for the year                              $ (16,297,840)  (11,790,479)   5,593,136
                                            =============   ===========   ==========



(5)    Realized Gain on Withdrawal Distrubutions to Participants

       The realized gain on withdrawal distributions to participants is summarized as follows:

                                                2002           2001          2000
                                            -------------   -----------   ----------
Market value at dates of distribution or
  redemption of shares of Synovus
  common stock                              $   4,023,197     9,715,476   17,933,043
Less cost (computed on an average cost
  basis) of shares of Synovus common
  stock distributed or redeemed                 1,457,039     2,573,231    5,956,164
                                            -------------   -----------   ----------
           Total realized gain              $   2,566,158     7,142,245   11,976,879
                                            =============   ===========   ==========

                                       7